news release

GODADDY REPORTS CONTINUED STRONG GROWTH IN FIRST QUARTER
Q1 Revenue up 29% on Growing Customers and ARPU plus HEG Acquisition;
Operating Cash Flow up 17% and uFCF up 42%

SCOTTSDALE, Ariz., May 8, 2018 /PRNewswire/ - GoDaddy Inc. (NYSE: GDDY), the world’s largest cloud platform dedicated to small, independent ventures, today reported financial results for the first quarter ended March 31, 2018.
“2018 is off to an exceptionally strong start, with first quarter revenue up 29% and unlevered free cash flow up 42%,” said GoDaddy CEO Scott Wagner. “We feel confident about our ability to both acquire new customers in markets around the world, and deepen relationships with existing customers, which we believe can fuel solid growth for GoDaddy well into the future.”

Consolidated First Quarter Financial Highlights

	Three Months Ended March 31,
	2018	2017	Change

	(in millions, except customers in thousands and ARPU)
GAAP Results
Revenue	$633.2	$489.7	29.3%
Net income (loss)	$4.2	$(3.1)	NM
Net cash provided by operating activities	$148.4	$126.6	17.2%
Non-GAAP Results
Unlevered Free Cash Flow	$162.4	$114.1	42.3%
Operating Metrics
Total Bookings	$783.1	$624.8	25.3%
Total customers at period end	17,705	15,085	17.4%
ARPU(1)	$138	$130	5.8%

(1)
The calculation of ARPU for the period ended March 31, 2018 includes approximately 1.6 million customers added with our April 3, 2017 acquisition of HEG, as if the acquisition had been completed as of March 31, 2017, to better align with the revenue included in the calculation.

•	Total revenue of $633.2 million, up 29.3% year over year.

•	Total bookings of $783.1 million, up 25.3% year over year.

•	Net cash provided by operating activities of $148.4 million, up 17.2% year over year.

•	Unlevered free cash flow of $162.4 million, up 42.3% year over year.

•	Customers of 17.7 million at March 31, 2018, up 17.4% year over year.

•	Average revenue per user (ARPU) of $138, up 5.8% year over year.

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•	Domains revenue of $291.7 million, up 21.1% year over year.

•	Hosting and Presence revenue of $239.8 million, up 34.5% year over year.

•	Business Applications revenue of $101.7 million, up 44.1% year over year.

•	International revenue of $226.6 million, up 68.7% year over year.

Operating Highlights

•
GoDaddy announced its partnership with Amazon Web Services to migrate the vast majority of its infrastructure as part of a multi-year transition to accelerate the delivery of products and services and easily deploy them globally to customers worldwide.

•
GoDaddy today announces that board member Betsy Rafael will be joining the company as Chief Transformation Officer, helping ensure GoDaddy’s processes and systems scale as the company grows around the world. With more than 30 years of experience at companies such as Apple and Cisco, Ms. Rafael is well suited to help transition the company for its next phase of growth. Upon her assumption of this role, Ms. Rafael will resign from GoDaddy’s board of directors.

•
GoDaddy continues to rapidly extend GoCentral's use cases and international presence. In addition to site design improvements like video headers and animations, a range of other features designed for customer success were launched including site-wide promotional banners, group class bookings with configurable SMS and email reminders, MLS listing integrations for real estate, in-store pickup, Google Pay integration, and site memberships. On the international front, 50 new vertical site designs were rolled out across all markets, along with extended localization of the online store offering and the new blogging tool.

•
GoDaddy completed a secondary offering of 16.9 million shares of its Class A common stock sold by certain of its stockholders at $55.53 per share in March 2018, increasing the publicly available float.

•
GoDaddy won the 2018 Gold Stevie® Award in the Contact Center of the Year category, two Silver Stevie® Awards for Leadership or Management Training Practice of the Year and Back-Office Customer Service Team of the Year, and a Bronze Stevie® Award for Innovation in Customer Service.

Balance Sheet
At March 31, 2018, total cash, cash equivalents and short-term investments were $729.5 million, total debt was $2,476.1 million and net debt was $1,746.6 million.
Business Outlook
For the second quarter ending June 30, 2018, GoDaddy expects total revenue in the range of $640 to $645 million. For the full year 2018, GoDaddy raised its revenue expectations to a range of $2.620 to $2.640 billion, representing approximately 18% growth at the midpoint. The full year revenue outlook includes roughly $10 million per quarter in the back half of the year from the recently announced planned acquisition of Main Street Hub.
For the full year 2018, GoDaddy is raising its unlevered free cash outlook to $615 to $625 million, representing approximately 25% growth at the midpoint versus the $496 million in unlevered free cash generated in 2017.GoDaddy expects full year cash interest payments of approximately $90 million to $95 million and cash tax-related payments of $25 million to $30 million.

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Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (GAAP). We do not provide reconciliations from non-GAAP guidance to GAAP, because projections of changes in individual balance sheet amounts are not possible without unreasonable effort, and release of such reconciliations would imply an inappropriate degree of precision. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Quarterly Conference Call and Webcast
GoDaddy will host a conference call and webcast to discuss first quarter 2018 results at 5:00 p.m. Eastern Time on May 8, 2018. To hear the call, dial (866) 393-4306 in the United States or (734) 385-2616 from international locations, with passcode 4736426. A live webcast of the call, together with a slide presentation including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through GoDaddy's Investor Relations website at https://investors.godaddy.net. Following the call, a recorded replay of the webcast will be available on the website.
GoDaddy Inc. uses its Investor Relations website at https://investors.godaddy.net as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor GoDaddy’s Investor Relations website, in addition to following press releases, Securities and Exchange Commission (SEC) filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Statements in this release involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to: launches of new or expansion of existing products or services, any projections of product or service availability, technology developments and innovation, customer growth, or other future events; any statements about historical results that may suggest future trends for our business; any statements regarding our plans, strategies or objectives with respect to future operations, including international expansion plans; any statements regarding integration of recent or planned acquisitions; any statements regarding our future financial results; statements concerning the proposed acquisition of Main Street Hub, including the time frame in which this will occur and the expected benefits to GoDaddy from completing the acquisition; statements concerning GoDaddy's ability to continue to integrate its acquisition of HEG, and the projected impact of the acquisition on GoDaddy’s business and results of operations; and any statements of assumptions underlying any of the foregoing.
Actual results could differ materially from our current expectations as a result of many factors, including, but not limited to: the unpredictable nature of our rapidly evolving market; fluctuations in our financial and operating results; our rate of growth; interruptions or delays in our service or our web hosting; breaches of our security measures; the impact of any previous or future acquisitions; our ability to continue to release, and gain customer acceptance of, our existing and future products and services; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition; technological, regulatory and legal

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developments; intellectual property litigation; and developments in the economy, financial markets and credit markets.
Additional risks and uncertainties that could affect GoDaddy’s financial results are included in the other filings we make with the SEC from time to time, including under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the GoDaddy's Annual Report on Form 10-K for the year ended December 31, 2017, which is available on GoDaddy's website at https://investors.godaddy.net and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that GoDaddy makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to GoDaddy as of the date hereof. GoDaddy does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures and Other Operating Metrics
In addition to our results determined in accordance with GAAP, this release includes certain non-GAAP financial measures and other operating metrics. We believe that these non-GAAP financial measures and other operating metrics are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included in this release following the financial statements. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Total bookings. Total bookings represents cash receipts from the sale of products to customers in a given period adjusted for products where we recognize revenue on a net basis and without giving effect to certain adjustments, primarily net refunds granted in the period. Total bookings provides valuable insight into the sales of our products and the performance of our business since we typically collect payment at the time of sale and recognize revenue ratably over the term of our customer contracts. We report total bookings without giving effect to refunds granted in the period because refunds often occur in periods different from the period of sale for reasons unrelated to the marketing efforts leading to the initial sale. Accordingly, by excluding net refunds, we believe total bookings reflects the effectiveness of our sales efforts in a given period.
ARPU. We calculate ARPU as total revenue during the preceding 12 month period divided by the average of the number of total customers at the beginning and end of the period. ARPU provides insight into our ability to sell additional products to customers, though the impact to date has been muted due to our continued growth in total customers.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate our business prior to the impact of our capital structure and after tax distributions required by Desert Newco's LLC agreement and purchases of property and equipment, such as data center and infrastructure investments, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net

Net Debt. We define net debt as total debt less cash and cash equivalents and short-term investments. Total debt consists of the current portion of long-term debt plus long-term debt, unamortized original issue discount and unamortized debt issuance costs. Our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage and we we believe such information is useful to investors. Furthermore, certain analysts and debt rating agencies monitor our net debt as part of their assessments of our business.
About GoDaddy
GoDaddy powers the world's largest cloud platform dedicated to small, independent ventures. With more than 17.5 million customers worldwide and over 76 million domain names under management, GoDaddy is the place people come to name their idea, build a professional website, attract customers and manage their work. Our mission is to give our customers the tools, insights and the people to transform their ideas and personal initiative into success. To learn more about the company visit www.GoDaddy.com.

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GoDaddy Inc.
Condensed Consolidated Statements of Operations (unaudited)
(In millions, except share amounts in thousands and per share amounts)

	Three Months Ended March 31,
	2018	2017
Revenue:
Domains	$291.7	$240.8
Hosting and presence	239.8	178.3
Business applications	101.7	70.6
Total revenue	633.2	489.7
Costs and operating expenses(1):
Cost of revenue (excluding depreciation and amortization)	215.3	176.8
Technology and development	102.0	80.2
Marketing and advertising	74.5	67.4
Customer care	80.4	67.0
General and administrative	76.4	61.0
Depreciation and amortization	57.8	31.6
Total costs and operating expenses	606.4	484.0
Operating income(2)	26.8	5.7
Interest expense	(23.8)	(12.8)
Tax receivable agreements liability adjustment	(0.1)	5.0
Loss on debt extinguishment	—	(1.7)
Other income (expense), net	1.0	1.7
Income (loss) before income taxes	3.9	(2.1)
Benefit (provision) for income taxes	0.3	(1.0)
Net income (loss)	4.2	(3.1)
Less: net income (loss) attributable to non-controlling interests	0.9	(3.7)
Net income attributable to GoDaddy Inc.	$3.3	$0.6
Net income attributable to GoDaddy Inc. per share of Class A common stock:
Basic	$0.02	$0.01
Diluted	$0.02	$0.01
Weighted-average shares of Class A common stock outstanding:
Basic	137,841	89,600
Diluted	178,787	100,242
(1) Costs and operating expenses include equity-based compensation expense as follows:
Technology and development	$13.7	$8.4
Marketing and advertising	2.9	1.7
Customer care	1.2	0.4
General and administrative	13.7	5.9

(2)	See reconciliation tables for a detailed listing of certain items included in our consolidated statements of operations.

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GoDaddy Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In millions, except per share amounts)

	March 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$710.7	$582.7
Short-term investments	18.8	12.3
Accounts and other receivables	24.0	18.4
Registry deposits	41.2	34.7
Prepaid domain name registry fees	365.9	351.5
Prepaid expenses and other current assets	60.7	59.9
Total current assets	1,221.3	1,059.5
Property and equipment, net	295.3	297.9
Prepaid domain name registry fees, net of current portion	184.9	180.8
Goodwill	2,898.3	2,859.9
Intangible assets, net	1,317.4	1,326.0
Other assets	13.8	14.2
Total assets	$5,931.0	$5,738.3
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$57.9	$59.6
Accrued expenses and other current liabilities	492.3	469.6
Deferred revenue	1,345.6	1,264.8
Long-term debt	16.7	16.7
Total current liabilities	1,912.5	1,810.7
Deferred revenue, net of current portion	622.9	596.8
Long-term debt, net of current portion	2,406.6	2,410.8
Payable to related parties pursuant to tax receivable agreements	167.6	153.0
Other long-term liabilities	78.1	75.0
Deferred tax liabilities	147.0	145.5
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value	—	—
Class A common stock, $0.001 par value	0.1	0.1
Class B common stock, $0.001 par value	—	—
Additional paid-in capital	537.6	484.4
Retained earnings	91.0	87.7
Accumulated other comprehensive loss	(80.4)	(85.7)
Total stockholders' equity attributable to GoDaddy Inc.	548.3	486.5
Non-controlling interests	48.0	60.0
Total stockholders' equity	596.3	546.5
Total liabilities and stockholders' equity	$5,931.0	$5,738.3

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GoDaddy Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(In millions)

	Three Months Ended March 31,
	2018	2017
Operating activities
Net income (loss)	$4.2	$(3.1)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	57.8	31.6
Equity-based compensation	31.5	16.4
Other	1.9	2.7
Changes in operating assets and liabilities, net of amounts acquired:
Registry deposits	(6.4)	1.9
Prepaid domain name registry fees	(17.4)	(22.8)
Accrued expenses and other current liabilities	(16.8)	(1.4)
Deferred revenue	103.1	94.7
Other operating assets and liabilities	(9.5)	6.6
Net cash provided by operating activities	148.4	126.6
Investing activities
Purchases of short-term investments	(6.9)	(6.4)
Maturities of short-term investments	0.4	0.6
Business acquisitions, net of cash acquired	(6.6)	(4.0)
Payment of PlusServer sales price adjustment	(4.3)	—
Purchases of property and equipment	(16.1)	(19.8)
Net cash used in investing activities	(33.5)	(29.6)
Financing activities
Proceeds received from:
Stock option exercises	20.7	13.9
Payments made for:
Financing-related costs	—	(9.1)
Distributions to holders of LLC Units	—	(7.0)
Repayment of term loans	(6.2)	—
Capital leases and other financing obligations	(2.6)	(2.7)
Net cash provided by (used in) financing activities	11.9	(4.9)
Effect of exchange rate changes on cash and cash equivalents	1.2	—
Net increase in cash and cash equivalents	128.0	92.1
Cash and cash equivalents, beginning of period	582.7	566.1
Cash and cash equivalents, end of period	$710.7	$658.2

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Reconciliation of Non-GAAP Financial Measures and Other Operating Metric
The following tables reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure and other operating metric:

	Three Months Ended March 31,
	2018	2017

	(in millions)
Total Bookings:
Total revenue	$633.2	$489.7
Change in deferred revenue	102.3	93.7
Net refunds	49.9	39.9
Other	(2.3)	1.5
Total bookings	$783.1	$624.8

	Three Months Ended March 31,
	2018	2017

	(in millions)
Unlevered Free Cash Flow:
Net cash provided by operating activities	$148.4	$126.6
Cash paid for interest on long-term debt	20.5	8.8
Cash paid for acquisition-related costs	9.6	5.5
Capital expenditures	(16.1)	(19.8)
Cash paid for tax-related distributions	—	(7.0)
Unlevered free cash flow	$162.4	$114.1
The following table details certain items included in our consolidated statements of operations:

	Three Months Ended March 31,
	2018	2017

	(in millions)
Operating income includes the following:
Financing-related fees related to debt modifications recorded in general and administrative expenses	$—	$3.2
Acquisition-related expenses recorded in general and administrative expenses	$6.3	$3.5

March 31, 2018

(in millions)
Net Debt:
Current portion of long-term debt	$16.7
Long-term debt	2,406.6
Unamortized original issue discount on long-term debt	31.8
Unamortized debt issuance costs	21.0
Total debt	2,476.1
Less: Cash and cash equivalents	(710.7)
Less: Short-term investments	(18.8)
Net debt	$1,746.6

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Shares Outstanding
Shares of Class B common stock do not share in our earnings and are not participating securities. Total shares of common stock outstanding are as follows:

	March 31,
	2018	2017

	(in thousands)
Shares Outstanding:
Class A common stock	148,359	90,633
Class B common stock	22,081	78,410
Total common stock outstanding	170,440	169,043
Effect of dilutive securities(1)	9,671	10,642
	180,111	179,685

(1) In periods in which we have a net loss, the impact of potentially dilutive securities is excluded from the calculation of earnings per share because the effect would be antidilutive.
CONTACTS:
Investors
Christie Masoner
602.817.7253
investors@godaddy.com

Media
Karen Tillman
480.366.3183
pr@godaddy.com

© 2018 GoDaddy Inc. All Rights Reserved.

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